[Letterhead of Spector & Wong, LLP]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Securities Exchange Commission
Washington, D.C. 20549

We consent to the use of our report dated February 5, 2008 on the financial statements of Excel Global, Inc. for the year ended December 31, 2007.

We hereby consent to the incorporation by reference in the post effective amendment to the Registration Statement on Form S-1 of our report dated February 5, 2008 for the year ended December 31, 2007 and to the reference to our Firm under the heading "Experts" in this Registration Statement.




/s/SPECTOR & WONG, LLP
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Spector & Wong, LLP
Pasadena, California
December 10, 2008




	See accompanying summary of accounting policies and notes to financial statements.